                                                                   EXHIBIT 4.1

MELLON

                   SUBSCRIPTION & INFORMATION AGENT AGREEMENT

            THIS SUBSCRIPTION AGENT AGREEMENT (this  "Agreement")  between Lynch
Corporation,  an Indiana  corporation  (the  "Company")  and Mellon Bank N.A., a
Pennsylvania company ("Mellon"), is dated as of _______________.

1.          APPOINTMENT

            (a) The  Company  is making an offer (the  "Subscription  Offer") to issue to the  holders of record of its  outstanding  shares of Common  Stock par value $0.01 per share (the "Common Stock"), at the close of business on November
9, 2005 (the "Record  Date"),  the right to subscribe  for and purchase  (each a
"Right")  shares of Common Stock (the  "Additional  Common Stock") at a purchase price of $7.25 per share of Additional Common Stock (the "Subscription  Price"),
payable by cashier's or certified check, upon the terms and conditions set forth herein. The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Subscription Offer, and the term "Subscription" shall mean any such submission.

            (b) The Subscription  Offer will expire at _________,  New York City
Time,  on (the  "Expiration  Time"),  unless the Company shall have extended the period of time for which the Subscription Offer is open, in which event the term
"Expiration  Time" shall mean the latest time and date at which the Subscription
Offer, as so extended by the Company from time to time, shall expire.

            (c) The  Company  filed a  Registration  Statement  relating  to the
Additional  Common Stock with the Securities and Exchange  Commission  under the
Securities Act of 1933, as amended, on ___________.  Said Registration Statement was declared  effective on  ______________.  The terms of the Additional  Common
Stock  are  more  fully  described  in  the  Prospectus   forming  part  of  the
Registration Statement as it was declared effective, and the accompanying Letter of  Instruction.  Copies of the  Prospectus,  the Letter of Instruction  and the
Notice of  Guaranteed  Delivery  are annexed  hereto as Exhibit 2, Exhibit 3 and
Exhibit 4,  respectively.  All terms used and not defined  herein shall have the same meaning as in the  Prospectus.  Promptly after the Record Date, the Company will provide Mellon with a list of holders of Common Stock as of the Record Date
(the "Record Stockholders List").

            (d) The Company hereby appoints Mellon to act as subscription  agent
(the "Subscription  Agent") and information agent (the "Information  Agent") for the Subscription Offer in accordance with and subject to the following terms and conditions.

2.          SUBSCRIPTION OF RIGHTS

            (a)  The  Rights  are   evidenced   by   transferable   subscription
certificates (the "Certificates"), a copy of the form of which is annexed hereto as Exhibit 5. The Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Additional Common Stock at the rate of one share for each three Rights evidenced by a Certificate (the "Basic  Subscription
Privilege").  No fractional  shares will be issued,  but the Subscription  Offer
includes  a  step-up  privilege   entitling  the  holder  of  a  Certificate  or
combination  of  Certificates  evidencing  fewer than three  Rights,  or a total number of Rights not evenly  divisible by three,  if said holder fully exercises
the  Certificate  or  Certificates   accompanying  the  Subscription  Offer,  to

subscribe and pay the Subscription Price for one full share of Additional Common
Stock in lieu of a fractional  share without  furnishing any  additional  Rights
(the "Step-up  Privilege").  Reference is made to the  Prospectus for a complete description of the Basic Subscription Privilege and the Step-up Privilege.

            (b)  Further,  the  Subscription  Offer  provides  that  subscribing shareholders,  and only those subscribing  shareholders who were shareholders on the  Record  Date and who  exercise  their  Rights  in  full,  may  exercise  an
Over-subscription  right as more fully described in the Registration  Statement.
Mellon shall,  after the initial  allocation of Additional Common Stock to those shareholders  exercising their Basic Subscription Right,  allocate any remaining
Basic Subscription, as more fully described in the Registration Statement.

3.          DUTIES OF SUBSCRIPTION AGENT

            As Subscription Agent, Mellon is authorized and directed to:

            (a)     Issue the  Certificates in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date,  keep such records as are necessary for the purpose of recording  such  issuance,  and furnish a copy of such records to the Company. The Certificates may be signed on behalf of the Subscription Agent by the manual or facsimile  signature of a Vice
President  or Assistant  Vice  President of the  Subscription  Agent,  or by the
manual signature of any of its other authorized officers.

            (b)     Promptly after Mellon receives the Record Stockholders List,
Mellon shall:

                    (i)     mail or cause to be mailed,  by first class mail, to
            each  holder of Common  Stock of record  on the  Record  Date  whose address  of record is within the United  States  and  Canada,  (i) a
            Certificate  evidencing  the  Rights to which  such  stockholder  is
            entitled  under  the  Subscription   Offer,   (ii)  a  copy  of  the
            Prospectus,  (iii)  a  Letter  of  Instruction,  (iv)  a  Notice  of
            Guaranteed  Delivery  and (v) a  return  envelope  addressed  to the
            Subscription Agent; and

                    (ii)    mail or cause to be  mailed,  by air  mail,  to each
            holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada,  or is an A.P.O.  or
            F.P.O.  address  (i) a copy  of the  Prospectus,  (ii) a  Notice  of
            Guaranteed  Delivery  and (iii) a Letter of  Instruction  (different from the Letter of Instruction sent to stockholders whose address of record is within the United States and Canada). Mellon shall refrain from mailing Certificates  issuable to any holder of Common Stock of record on the  Record  Date whose  address of record is outside  the
            United States and Canada,  or is an A.P.O.  or F.P.O.  address,  and hold such  Certificates for the account of such stockholder  subject to  such  stockholder  making  satisfactory  arrangements  with  the
            Subscription  Agent for the  exercise  or other  disposition  of the
            Rights  evidenced  thereby,  and  follow  the  instructions  of such stockholder  for the  exercise,  sale or other  disposition  of such
            Rights if such  instructions  are  received at or before 11:00 a.m.,
            New York City Time, on ________________.

            (c)     Mail  or  deliver  a copy  of  the  Prospectus  (i) to  each assignee or transferee of Certificates upon receiving  appropriate  documents to register  the  assignment  or transfer  thereof and (ii) with  certificates  for shares of Additional Common Stock when such are issued to persons other than the registered holder of the Certificate.

            (d)     Accept   Subscriptions  upon  the  due  exercise  (including
payment of the Subscription  Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Certificates and the Prospectus.

            (e)     Subject  to the next  sentence,  accept  Subscriptions  from stockholders  whose  Certificates  are  alleged  to have  been  lost,  stolen or destroyed  upon receipt by Mellon of an affidavit of theft,  loss or destruction and  a  bond  of  indemnity  in  form  and  substance  satisfactory  to  Mellon, accompanied by payment of the Subscription  Price for the total number of shares of Additional  Common Stock  Subscribed  for. Upon receipt of such affidavit and bond of indemnity and compliance with any other  applicable  requirements,  stop orders shall be placed on said  Certificates and Mellon shall withhold  delivery of the  shares  of  Additional  Common  Stock  Subscribed  for  until  after the
Certificates  have expired and it has been determined that the Rights  evidenced by the Certificates  have not otherwise been purported to have been exercised or otherwise surrendered.

            (f)     Accept  Subscriptions,   without  further  authorization  or
direction from the Company,  without procuring  supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a  representative  capacity),  and without signatures of co-fiduciaries, co-representatives or any other person:

                    (i) if the  Certificate  is  registered  in  the  name  of a fiduciary and is executed by and the  Additional  Common Stock is to be issued in the name of such fiduciary;

                    (ii) if the  Certificate  is registered in the name of joint tenants and is executed by one of the joint  tenants,  provided  the certificate  representing  the Additional  Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

                    (iii)  if the  Certificate  is  registered  in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Additional  Common Stock is to be issued in the name of such corporation; or

                    (iv) if the  Certificate  is  registered  in the  name of an individual  and is  executed by a person  purporting  to act as such individual's  executor,  administrator  or personal  representative, provided,  the  Additional  Common Stock is to be  registered in the name of the subscriber as executor or administrator of the estate of the deceased  registered holder and there is no evidence  indicating the  subscriber is not the duly  authorized  representative  that he purports to be.

            (g)     Accept  Subscriptions  not  accompanied by  Certificates  if submitted by a firm having  membership in the New York Stock Exchange or another national  securities exchange or by a commercial bank or trust company having an office in the United States together with the Notice of Guaranteed  Delivery and accompanied  by  proper  payment  for the total  number of shares of  Additional
Common Stock Subscribed for.

            (h)     Accept    Subscriptions   even   though   unaccompanied   by
Certificates,  under  the  circumstances  and in  compliance  with the terms and conditions set forth in the  Prospectus  under the heading  "Procedures  for DTC
Participants".

            (i)     Refer  to  the  Company  for  specific  instructions  as  to acceptance or  rejection,  Subscriptions  received  after the  Expiration  Time,
Subscriptions  not  authorized to be accepted  pursuant to this Paragraph 1, and
Subscriptions   otherwise  failing  to  comply  with  the  requirements  of  the
Prospectus and the terms and conditions of the Certificates.

4.          DUTIES AS INFORMATION AGENT

            In its capacity as Information Agent, Mellon shall:

            (a)     assist in the  coordination  of all printing  activities and advertisement placement if required;

            (b)     establishing contacts with brokers, dealers, banks and other nominees on the Company's behalf;

            (c)     determining the material requirements;

            (d)     assistance with document review;

            (e)     facilitate the  distribution  of materials to the registered and beneficial owners and to other interested parties;

            (f)     providing a  dedicated  toll-free  line for all  shareholder queries;

            (g)     provide status reporting to Company management; and

            (h)     facilitate  payment  of  all   broker-forwarding   invoices,
            subject to collection from the Company of monies for this purpose.

5.          ACCEPTANCE OF SUBSCRIPTIONS

            Upon acceptance of a Subscription, Mellon shall:

            (a) Hold all monies received in a special account for the benefit of the Company.  Promptly  following the Expiration Time Mellon shall distribute to the  Company  the funds in such  account  and issue  certificates  for shares of
Additional  Common Stock issuable with respect to  Subscriptions  that have been accepted.  Mellon will not be  obligated  to  calculate  or pay  interest to any holder or any other party claiming  through a holder or otherwise.  It is hereby agreed immediately following the effective date of the Subscription, immediately available funds,  represented by certified check,  money order, or wire transfer but not personal check, will be deposited with Mellon.

            (b) Advise the Company  daily by  telecopy  and confirm by letter to the  attention of Eugene Hynes (the  "Company  Representative")  as to the total number of shares of  Additional  Common Stock  Subscribed  for,  total number of

Rights sold, total number of Rights  partially  Subscribed for and the amount of funds  received,  with  cumulative  totals for each; and in addition  advise the
Company Representative,  by telephone at (203) 622-1150,  confirmed by telecopy, of the  amount  of funds  received  identified  in  accordance  with (a)  above,
deposited,   available  or  transferred  in  accordance  with  (a)  above,  with cumulative totals; and

            (c) As promptly as possible but in any event on or before 3:30 p.m.,
New York City Time,  on the first full  business day  following  the  Expiration
Time,  advise the Company  Representative  in  accordance  with (b) above of the number of shares Subscribed for, the number of Subscription  guarantees received and the number of shares of Additional Common Stock unsubscribed for.

6.          COMPLETION OF SUBSCRIPTION OFFER

            Upon completion of the Subscription Offer:

            (a) Mellon shall  requisition  certificates  from the Transfer Agent
for  the  Common  Stock  for  shares  of  Additional   Common  Stock  for  which
Subscriptions have been received.

            (b) The  Certificates  shall be issued in registered  form only. The
Company  shall  appoint  and have in office at all  times a  Transfer  Agent and
Registrar  for the  Certificates,  which  shall  keep  books and  records of the registration and transfers and exchanges of Certificates (such books and records are hereinafter called the "Certificate  Register").  The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Certificates. The
Company shall  promptly  notify  Mellon of any change in the Transfer  Agent and
Registrar of the Certificates.

            (c) All  Certificates  issued upon any  registration  of transfer or exchange  of  Certificates  shall  be the  valid  obligations  of  the  Company, evidencing  the same  obligations,  and entitled to the same benefits under this
Agreement, as the Certificates  surrendered for such registration of transfer or exchange.

            (d) Any  Certificate  when duly  endorsed  in blank  shall be deemed negotiable,  and when a  Certificate  shall  have been so  endorsed  the  holder thereof  may be treated by the  Company,  Mellon and all other  persons  dealing therewith  as the  absolute  owner  thereof  for any  purpose  and as the person entitled to exercise the rights represented  thereby, any notice to the contrary notwithstanding,  but until  such  transfer  is  registered  in the  Certificate
Register,  the Company and Mellon may treat the registered holder thereof as the owner for all purposes.

            (e) For so long as this  Agreement  shall be in effect,  the Company will reserve for  issuance  and keep  available  free from  preemptive  rights a sufficient number of shares of Additional Common Stock to permit the exercise in full of all Rights issued  pursuant to the  Subscription  Offer.  Subject to the terms and conditions of this  Agreement,  Mellon will request the Transfer Agent for the Common Stock to issue certificates  evidencing the appropriate number of shares of  Additional  Common  Stock as  required  from time to time in order to effectuate the Subscriptions.

            (f) The  Company  shall take any and all action,  including  without limitation obtaining the authorization, consent, lack of objection, registration or approval of any  governmental  authority,  or the taking of any other  action under the laws of the  United  States of America  or any  political  subdivision thereof,  to insure that all shares of Additional Common Stock issuable upon the exercise  of the  Certificates  at the  time  of  delivery  of the  certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and  non-assessable  shares of Common Stock, free from all preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect thereto.

            (g) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all  registrations,  permits,  consents
and  approvals  of  the  Securities  and  Exchange   Commission  and  any  other
governmental  agency or authority  and make such filings under Federal and state laws which may be necessary or  appropriate  in  connection  with the  issuance, sale,  transfer and delivery of Certificates  or Additional  Common Stock issued upon exercise of Certificates.

7.          PROCEDURE FOR DISCREPANCIES

            Mellon shall follow its regular  procedures  to attempt to reconcile any  discrepancies  between the number of shares of Additional Common Stock that any  Certificate  may indicate are to be issued to a stockholder  and the number that the Record  Stockholders  List indicates may be issued to such stockholder.
In any instance where Mellon cannot  reconcile such  discrepancies  by following such procedures, Mellon will consult with the Company for instructions as to the number of shares of Additional  Common Stock, if any, it is authorized to issue.
In the  absence  of such  instructions,  Mellon is  authorized  not to issue any shares of Additional Common Stock to such stockholder.

8.          PROCEDURE FOR DEFICIENT ITEMS

            Mellon shall examine the Certificates received by it as Subscription
Agent to ascertain  whether they appear to have been  completed  and executed in accordance  with the  applicable  Letter of  Instruction.  In the  event  Mellon determines that any Certificate does not appear to have been properly  completed or executed,  or where the  Certificates  do not appear to be in proper form for
Subscription,  or any other  irregularity  in connection  with the  Subscription appears to exist, Mellon shall follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected.  Mellon is not authorized to waive any irregularity in connection with the Subscription,  unless Mellon shall have received from the Company the Certificate  which was delivered,  duly dated and  signed  by an  authorized  officer  of the  Company,  indicating  that  any irregularity  in such  Certificate  has been  cured  or  waived  and  that  such
Certificate  has been  accepted  by the  Company.  If any such  irregularity  is neither corrected nor waived, Mellon will return to the subscribing  stockholder
(at its  option by either  first  class  mail  under a  blanket  surety  bond or insurance  protecting Mellon and the Company from losses or liabilities  arising out of the  non-receipt  or nondelivery of  Certificates  or by registered  mail insured  separately for the value of such  Certificates)  to such  stockholder's address  as set  forth  in the  Subscription  any  Certificates  surrendered  in connection  therewith and any other documents  received with such  Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Certificates and other documents.

9.          DATE/TIME STAMP

            Each document  received by Mellon  relating to its duties  hereunder shall be dated and time stamped when received.

10.         TRANSFER PROCEDURES

            If certificates  representing  shares of Additional Common Stock are to be  delivered  by Mellon to a person  other  than the  person in whose name a surrendered  Certificate  is registered,  Mellon shall issue no certificate  for
Additional  Common Stock until the  Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer).

11.         TAX REPORTING

            Should any issue arise  regarding  federal  income tax  reporting or withholding,  Mellon shall take such action as the Company reasonably  instructs in writing.

12.         TERMINATION

            The Company may terminate this Agreement at any time by so notifying
Mellon in  writing.  Mellon may  terminate  this  Agreement  upon 30 days' prior notice to the Company.  Upon any such termination,  Mellon shall be relieved and discharged of any further responsibilities with respect to its duties hereunder.
Upon payment of all Mellon's outstanding fees and expenses, Mellon shall forward to the  Company or its  designee  promptly  any  Certificate  or other  document relating  to  Mellon's  duties  hereunder  that  Mellon  may  receive  after its appointment  has so  terminated.  Sections  13, 14, 15 and 20 of this  Agreement shall survive any termination of this Agreement.

13.         AUTHORIZATIONS AND PROTECTIONS

            As agent for the Company hereunder Mellon:

            (a)  shall   have  no  duties  or   obligations   other  than  those
specifically  set forth herein or as may subsequently be agreed to in writing by
Mellon and the Company;

            (b)  shall  have no  obligation  to issue any  shares of  Additional
Common  Stock  unless the Company  shall have  provided a  sufficient  number of certificates for such Additional Common Stock;

            (c) shall be  regarded  as making no  representations  and having no responsibilities as to the validity,  sufficiency,  value, or genuineness of any
Certificates  surrendered  to Mellon  hereunder or shares of  Additional  Common
Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity,  sufficiency, value or genuineness of the Subscription Offer;

            (d) shall not be obligated to take any legal action  hereunder;  if, however,  Mellon  determines to take any legal action  hereunder,  and where the taking of such action might, in Mellon's  judgment,  subject or expose it to any expense or  liability  Mellon  shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

            (e) may rely on and  shall  be fully  authorized  and  protected  in acting or  failing to act upon any  certificate,  instrument,  opinion,  notice, letter,  telegram,  telex,  facsimile transmission or other document or security delivered  to Mellon and believed by it to be genuine and to have been signed by the proper party or parties;

            (f) shall not be liable or responsible  for any recital or statement contained in the Prospectus or any other documents relating thereto;

            (g) shall not be liable or  responsible  for any failure on the part of the Company to comply with any of its covenants and  obligations  relating to
the  Subscription   Offer,   including  without  limitation   obligations  under
applicable securities laws;

            (h) may rely on and  shall  be fully  authorized  and  protected  in acting or failing to act upon the written,  telephonic or oral  instructions  of officers of the Company with respect to any matter  relating to Mellon acting as
Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions);

            (i) may  consult  with  counsel  satisfactory  to Mellon,  including internal  counsel,  and the advice of such  counsel  shall be full and  complete authorization  and  protection  in  respect of any action  taken,  suffered,  or omitted by Mellon  hereunder  in good faith and in  reliance  upon the advice of such counsel;

            (j) may perform any of its duties hereunder either directly or by or through  agents or attorneys and Mellon shall not be liable or  responsible  for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by Mellon hereunder; and

            (k) Are not  authorized,  and shall have no  obligation,  to pay any brokers, dealers, or soliciting fees to any person.

14.         INDEMNIFICATION

            The Company  agrees to  indemnify  Mellon for,  and hold it harmless from and against, any loss, liability,  claim or expense ("Loss") arising out of or in connection with Mellon's performance of its duties under this Agreement or this  appointment,  including the costs and expenses of defending itself against any Loss or enforcing this Agreement,  except to the extent that such Loss shall have been  determined  by a court of  competent  jurisdiction  to be a result of
Mellon's gross negligence or intentional misconduct.

15.         LIMITATION OF LIABILITY

            (a) In the absence of gross negligence or intentional  misconduct on its part, Mellon shall not be liable for any action taken,  suffered, or omitted by it or for any error of judgment made by it in the  performance  of its duties
under   this   Agreement.   Anything   in  this   agreement   to  the   contrary
notwithstanding,  in no event  shall  Mellon be liable  for  special,  indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits),  even if Mellon has been advised of the likelihood of such damages and  regardless  of the form of action.  Any liability of Mellon will be limited to the amount of fees paid by the Company hereunder.

            (b) In the event any question or dispute  arises with respect to the proper  interpretation  of this  Agreement or Mellon's  duties  hereunder or the rights of the Company or of any  holders  surrendering  certificates  for Shares pursuant  to the  Subscription  Offer,  Mellon  shall not be required to act and shall not be held liable or  responsible  for refusing to act until the question or  dispute  has  been  judicially  settled  (and  Mellon  may,  if it  deems it advisable,  but shall not be obligated to, file a suit in  interpleader or for a declaratory  judgment for such purpose) by final judgment rendered by a court of competent  jurisdiction,  binding on all stockholders and parties  interested in the  matter  which is no longer  subject  to review or  appeal,  or settled by a written  document in form and substance  satisfactory  to Mellon and executed by the Company and each such stockholder and party. In addition, Mellon may require for such purpose,  but shall not be obligated to require,  the execution of such written  settlement by all the  stockholders and all other parties that may have an interest in the settlement.

16.         REPRESENTATIONS, WARRANTIES AND COVENANTS

            The Company  represents,  warrants and covenants that (a) it is duly incorporated,  validly  existing  and in good  standing  under  the  laws of its
jurisdiction  of   incorporation,   (b)  the  making  and  consummation  of  the
Subscription   Offer  and  the  execution,   delivery  and  performance  of  all
transactions  contemplated thereby (including without limitation this Agreement)
have been duly authorized by all necessary  corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture,  agreement or instrument to which either is a party or is bound,  (c) this Agreement has been duly executed and delivered by the  Company  and  constitutes  a legal,  valid,  binding  obligation  of the
Company,  enforceable  against the Company in accordance with its terms, (d) the
Subscription  Offer will comply in all  material  respects  with all  applicable requirements  of law  and  (e) to the  best  of  their  knowledge,  there  is no litigation  pending or threatened  as of the date hereof in connection  with the
Subscription Offer.

17.         NOTICES

            All notices,  demands and other communications given pursuant to the terms and provisions  hereof shall be in writing,  shall be deemed  effective on the date of receipt, and may be sent by facsimile,  overnight delivery services, or by certified or registered mail, return receipt requested to:

            If to the Company:              with an additional copy to:

Lynch Corporation                       Mark L. Lakin, Esq.
140 Greenwich Avenue, 4th Floor         Olshan Grundman Frome Rosenzweig &
Greenwich, Connecticut  06830           Wolosky LLP
Attn: Eugene Hynes                      Park Avenue Tower
Tel: (203) 622-1150                     65 East 55th Street
Fax: (203) 622-1360                     New York, New York  10022
                                        Tel: (212) 451-2249
                                        Fax: (212) 451-2222

            If to Mellon:                   with an additional copy to:

Mellon Bank, N.A.                       Mellon Bank, N.A.
C/O Mellon Investor Services            C/O Mellon Investor Services
480 Washington Blvd.                    480 Washington Blvd.
Jersey City, NJ 07310                   Jersey City, NJ 07310
Attn: Mark Smith                        Attn: Legal Department
Tel:                                    Tel:
Fax:                                    Fax:

18.         SPECIMEN SIGNATURES

            Set forth in  Exhibit  6 hereto is a list of the names and  specimen signatures  of the  persons  authorized  to  act  for  the  Company  under  this
Agreement.  The Secretary of the Company  shall,  from time to time,  certify to
Mellon the names and  signatures of any other persons  authorized to act for the
Company, as the case may be, under this Agreement.

19.         INSTRUCTIONS

            Any  instructions  given  to  Mellon  orally,  as  permitted  by any provision  of this  Agreement,  shall be  confirmed in writing by the Company as soon as  practicable.  Mellon  shall not be liable or  responsible  and shall be fully authorized and protected for acting, or failing to act, in accordance with any  oral  instructions  which do not  conform  with  the  written  confirmation received in accordance with this Section.

20.         FEES

            Whether or not any Certificates  are surrendered to Mellon,  for its services as Subscription  Agent and  Information  Agent  hereunder,  the Company shall pay to Mellon compensation in accordance with the fee schedule attached as
Exhibit  1 hereto,  together  with  reimbursement  for  out-of-pocket  expenses, including  reasonable  fees and  disbursements  of counsel.  All amounts owed to
Mellon  hereunder are due upon receipt of the invoice.  Delinquent  payments are subject to a late payment  charge of one and one half  percent  (1.5%) per month commencing forty-five (45) days from the invoice date.

21.         TERMINATION

            Either  party may  terminate  this  Agreement  upon thirty (30) days prior written notice to the other party.  Unless so  terminated,  this Agreement shall continue in effect until all  Additional  Shares of Common Stock have been received and paid for by eligible holders. In the event of such termination, the
Company will  appoint a successor  Subscription  Agent and inform  Mellon of the name and address of any successor Subscription Agent so appointed, provided that no failure by the Company to appoint such a successor  Subscription  Agent shall affect  the  termination  of  this  Agreement  or the  discharge  of  Mellon  as
Subscription  Agent  hereunder.  Upon  any  such  termination,  Mellon  shall be relieved  and  discharged  of any further  responsibilities  with respect to its duties hereunder.  Upon payment of all outstanding fees and expenses  hereunder,
Mellon shall  promptly  forward to the Company or its designee any  certificates for Shares, Certificates,  Election Forms, or any other document that Mellon may receive after its appointment has so terminated.

22.         FORCE MAJEURE

            Mellon  shall not be liable for any failure or delay  arising out of conditions  beyond its reasonable  control  including,  but not limited to, work stoppages,  fires, civil disobedience,  riots, rebellions,  storms,  electrical, mechanical,  computer  or  communications  facilities  failures,  acts of God or similar occurrences.

23.         MISCELLANEOUS

            (a) This Agreement  shall be governed by and construed in accordance with the laws of the State of New York  without  giving  effect to  conflict  of laws, rules or principles.

            (b) No  provision  of this  Agreement  may be  amended,  modified or waived, except in writing signed by all of the parties hereto.

            (c) Except as expressly set forth elsewhere in this  Agreement,  all notices,  instructions  and  communications  under  this  Agreement  shall be in writing,  shall be  effective  upon  receipt and shall be  addressed,  if to the
Company,  to its address set forth beneath its signature to this Agreement,  or, if to the Subscription Agent, to Mellon Bank, N.A. c/o Mellon Investor Services,
480 Washington Blvd., Jersey City, New Jersey 07310, Attention: Reorganization
Department,  or to such other  address as a party  hereto shall notify the other parties.

            (d) In the  event  that any  claim  of  inconsistency  between  this
Agreement and the terms of the  Subscription  Offer arise, as they may from time to time be amended,  the terms of the Subscription  Offer shall control,  except with  respect to Mellon's  duties,  liabilities  and rights,  including  without limitation  compensation and  indemnification,  which shall be controlled by the terms of this Agreement.

            (e) If any  provision  of this  Agreement  shall  be  held  illegal, invalid,  or unenforceable  by any court,  this Agreement shall be construed and enforced as if such provision had not been contained  herein and shall be deemed an Agreement among the parties hereto to the full extent permitted by applicable law.

            (f) This Agreement  shall be binding upon,  inure to the benefit of, and be  enforceable  by, the  respective  successors  and assigns of the parties hereto.

            (g) This  Agreement  may not be  assigned  by any party  without the prior written consent of all parties.

            (h) Sections 13, 14, 15, and 20 hereof shall survive  termination of this Agreement.

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

LYNCH CORPORATION

By:
       ----------------------------------------
Name:  John C. Ferrara
Title: President and Chief Executive Officer

Accepted as of the date above first written:

MELLON BANK, N.A.
AS SUBSCRIPTION & INFORMATION AGENT

By:
       ----------------------------------------
Name:
Title:

Exhibit 1   Fee Schedule
Exhibit 2   Prospectus
Exhibit 3   Letter of Instruction
Exhibit 4   Notice of Guaranteed Delivery
Exhibit 5   Form of Certificate
Exhibit 6   List of Authorized Representatives

                                    Exhibit 1

                                SCHEDULE OF FEES
                              AS SUBSCRIPTION AGENT

SET-UP & ADMINISTRATIVE FEE                                                                      $10,000.00

PROCESS BASIC SUBSCRIPTIONS, EACH                                                                    $15.00

ISSUING SUBSCRIPTION CERTIFICATES TO RECORD DATE HOLDERS, EACH                                       $5.00

PROCESSING OVERSUBSCRIPTIONS, INCLUDING PRO-RATIONS & REFUNDS, EACH                              $10.00

ADDITIONAL HANDLING ITEMS, EACH                                                                      $25.00
Including   Notice  of   Guaranteed   Deliveries,   Withdrawals,   Legal  Items,
Correspondence,  Partials,  Defective Items, Lost Items, Window Items, Items not
providing  a  Taxpayer   Identification   Number,   Over-Subscriptions,   Backup
Withholding, Multiple Checks (per check), Foreign Holders, etc.

ISSUING AND COLLECTING DUE BILLS, EACH                                                               $25.00

AFFIXING RESTRICTIVE LEGENDS ON CERTIFICATES, EACH                                                   $50.00

MIDNIGHT EXPIRATIONS, EACH (ONLY IF APPLICABLE)                                                      $5,000.00, each
Includes System Time, Security, Window Facility,
Post Office Pick Up, etc.

EXTENSION OF OFFER, EACH (ONLY IF APPLICABLE)                                                        $5,000.00, each

OFFICE OF FOREIGN ASSET CONTROL (OFAC) REPORTING, EACH HOLDER                                        $1.00 per year

SPECIAL SERVICES, ONLY IF APPLICABLE:
* Additional Changes to the Shareholder File                           $50.00/account
   (including transfer journal updates)
* Sale/Transfer of Rights Through Mellon                               $25.00/account
* Internal Attorney Review of the Agreement (if                        $1,000.00
   there are any variations of the standard language)
* Conversion Delays/Mail Date Changes                                  $500.00 each
* Programming Fees                                                     $250.00/hour
* Consultative Services                                                $200.00/hour
* Archive Storage, per month                                           $50.00
* Changes to Standard Documents                                        By Appraisal
* Additional Special Services                                          By Appraisal

OUT OF POCKET EXPENSES                                                                               Additional
Including Postage, Printing, Stationery,
Overtime, Transportation, etc.

MINIMUM FEE, EXCLUSIVE OF SPECIAL SERVICES                                                           $30,000.00
If the aggregate amount of fees to be charged as described
above, exclusive of Special Services, Midnight Expirations,
Extensions of Offer,  and Out of Pocket  Expenses,  is less than
$30,000.00,  a total fee of $30,000.00 will apply.

                                SCHEDULE OF FEES
                              AS INFORMATION AGENT

INFORMATION AGENT FEE                                                  $7,500.00

FACILITY FEE                                                           $350.00 Per Week

EXTENSION FEE                                                          $1,000.00 per Extension

OUTGOING & INBOUND CALLS                                           $39.50 per CSR hour

INBOUND CALLS TO IVR                                                   $1.95 per Call

PRINTING & LOGISTICS                                               By Appraisal
(Any estimate is based on the current information)

MEDIA, DRAFTING & PROGRAMMING SERVICES                             $250.00 per hour

SPECIAL SERVICES, IF APPLICABLE

            *   Wall Street Journal National Edition                   By Appraisal
                Advertisement

            *   New York Times Advertisement                           By Appraisal

            *   Additional Special Services                            By Appraisal

                                MELLON BANK, N.A.

                                SCHEDULE OF FEES
                    EXECUTIVE WHITE GLOVE SERVICE *(OPTIONAL)

Servicing Fee                                            $1,000.00 per executive

Out of-pocket expenses                                   Additional

MELLON'S  EXECUTIVE  WHITE  GLOVE  SERVICE  ALLOWS  CLIENTS  TO  PROVIDE  SELECT
EXECUTIVES OR KEY  SHAREHOLDERS  WITH A PREMIUM  LEVEL OF SERVICE.  THIS SERVICE
INCLUDES  DELIVERY  OF  CERTIFICATES  AND  ELECTION/TRANSMITTAL   FORMS  TO  THE
ADMINISTRATOR  OR PROJECT  MANAGER;  A PERSONAL  CONTACT FOR SERVICE  INQUIRIES;
RECEIPT  OF  FUNDS  BY WIRE;  AND  CERTIFICATES  RUSHED  TO THE  SHAREHOLDER  BY
OVERNIGHT  COURIER.  IF THIS SERVICE IS NOT SELECTED,  OUR PRICING  CONTEMPLATES
THAT ALL  SHAREHOLDERS  WILL RETURN THEIR ITEMS IN ACCORDANCE  WITH THE STANDARD
PROCEDURE  OUTLINED IN THE SHAREHOLDER  MATERIALS AND ALL INQUIRIES WILL BE MADE
TO THE PUBLISHED TOLL FREE TELEPHONE LINE.  ADDITIONALLY,  WITHOUT THIS SERVICE,
ALL SHAREHOLDERS WILL RECEIVE FUNDS BY CHECK AND CERTIFICATES WILL BE MAILED AND
ALL PROCESSING WILL BE IN ACCORDANCE WITH OUR NORMAL TIMEFRAMES AND PROCEDURES.

                                    Exhibit 2

                                  [PROSPECTUS]

                                    Exhibit 3

               [INSTRUCTIONS FOR USE OF SUBSCRIPTION CERTIFICATES]

                                    Exhibit 4

                         [NOTICE OF GUARANTEED DELIVERY]

                                    Exhibit 5

                           [SUBSCRIPTION CERTIFICATE]

                                    Exhibit 6

         NAME                                    SPECIMEN SIGNATURE

John C. Ferrara

                                                 /S/JOHN C. FERRARA
                                                 -------------------------------
Eugene Hynes

                                                 /S/EUGENE HYNES
                                                 -------------------------------